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                   DIVESTMENT AND COMMON STOCK SALE AGREEMENT

                          Dated as of February 25, 1999





                          PRINCIPAL HEALTH CARE, INC.,

                               as the Transferor,


                                       and


                          INDEPENDENT DIVESTMENT TRUST,

                                  as the Trust





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M1:441582.06M1:441582.06M1:441582.06



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                                TABLE OF CONTENTS

                                                                     Page

ARTICLE 1 DEFINITIONS.....................................................1
ARTICLE 2 AGREEMENT TO CONVEY SECURITIES..................................1
    Section 2.1    Delivery and Issuance..................................1
    Section 2.2    Protection of Right, Title and Interest in and to
                    the Securities........................................2
ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS.......................2
    Section 3.1    Representations and Warranties of the Transferor.......2
    Section 3.2    Representations and Warranties of the Transferor
                    as to the Securities..................................3
    Section 3.3    Covenants of the Transferor............................3
Section 4.1     Conveyance of the Securities..............................5
    Section 4.1    Conveyance of the Securities...........................5
    Section 4.2    Without Recourse.......................................5
ARTICLE 5 INDEMNIFICATION.................................................5
    Section 5.1    Indemnities by the Transferor..........................5
ARTICLE 6 MISCELLANEOUS PROVISIONS........................................6
    Section 6.1    Amendment..............................................6
    Section 6.2    Notices................................................6
    Section 6.3    Severability of Provisions.............................7
Section 6.4     Assignment................................................7
    Section 6.5    Further Assurances.....................................7
    Section 6.6    No Waiver; Cumulative Remedies.........................7
    Section 6.7    Counterparts...........................................7
Section 6.8     Successors and Assigns....................................7
    Section 6.9    Merger and Integration.................................7
    Section 6.10   Effect of Headings and Table of Contents...............8
    Section 6.11   Costs, Expenses and Taxes..............................8
    Section 6.12   Trustee................................................8
    Section 6.13   Governing Law..........................................8
    Section 6.14   Consent to Jurisdiction and Service of Process.........8
    Section 6.15   Waiver of Jury Trial...................................9




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                   DIVESTMENT AND COMMON STOCK SALE AGREEMENT

         This DIVESTMENT AND COMMON STOCK SALE AGREEMENT (this "Agreement") is entered into as of February 25, 1999 ("Closing Date"), by and between Principal Health Care, Inc., an Iowa corporation (the "Transferor"), and Independent Divestment Trust, a Delaware business trust (the "Trust").

         In consideration of the mutual agreements and subject to the terms and conditions herein contained, each party agrees as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Except as otherwise specified herein or as the context may otherwise require, capitalized terms used in this Agreement shall have the respective meanings set forth in Appendix A hereto for all purposes of this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, subsection and Schedule references contained in this Agreement are references to Articles, Sections, subsections and Schedules in or to this Agreement, unless otherwise specified.

                                    ARTICLE 2
                         AGREEMENT TO CONVEY SECURITIES

          Section 2.1......Delivery and Issuance.

                  2.1.1....Subject  to the terms and conditions  hereof,  on the
Closing Date (a) the Trust agrees that it will issue and deliver to the Transferor, and the Transferor agrees to accept from the Trust, (i) 100% of the Trust Certificates of the Trust in an amount equal to the Initial Aggregate Certificate Principal Amount and (ii) by wire or intrabank transfer according to instructions given by the Transferor on or before the Closing Date, the Cash Amount (or, if not received by the Trust from the SPA Purchaser by 11:00 o'clock a.m. on such date, the Business Day after such date), and (b) in consideration therefor, the Transferor agrees to sell and contribute to the Trust for delivery no later than the Closing Date, and the Trust agrees to purchase and accept from the Transferor, without recourse except as provided herein, all of the Transferor's right, title and interest in and to 4,500,000 shares of the common stock of United Payors & United Providers, Inc., a Delaware corporation (such 4,500,000 shares are collectively referred to as the "Securities") and all money, instruments, rights and other property relating to the foregoing that are subject to the Trust Agreement, including all Proceeds of the foregoing.

                  2.1.2....In connection with the conveyance of the Securities, the Transferor agrees, at its own expense, on the Closing Date, to transfer all the Securities to or upon the order of the Trust.

                  2.1.3....The   Transferor   and  the  Trust  intend  that  the
conveyances contemplated herein constitute true sales and absolute contributions of all Securities from the Transferor to the Trust, and not a financing secured thereby, and that the Transferor will not retain any right, title or interest in or to any of the Securities. The foregoing transfer does not constitute and is not intended to result in any assumption by the Trust or any other Person of any obligation of the Transferor to any Person in connection with the Securities, or any agreement or instrument relating to any of them.

          Section 2.2......Protection of Right, Title and Interest in and to the
Securities.

                  In connection with the conveyance of the Securities, the Transferor agrees at its expense to take such actions required to be taken with respect to the Securities pursuant to and in accordance with applicable Law in all jurisdictions in which such actions are necessary to perfect the transfer and assignment of the Securities.

                                    ARTICLE 3
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 3.1......Representations  and  Warranties  of the  Transferor.
The Transferor hereby makes the following representations and warranties to the Trust as of the Closing Date.

                  3.1.1....Organization; Powers. The Transferor is a corporation duly organized and validly existing under the Laws of the jurisdiction of its incorporation. The Transferor has all requisite power and authority to enter into the Basic Documents to which it is a party and to carry out the transactions contemplated therein.

                  3.1.2....Authorization.    The    execution,    delivery   and
performance by the Transferor of the Basic Documents to which the Transferor is a party have been duly authorized by all necessary corporate action on the part of the Transferor.

                  3.1.3....No Conflicts. The execution, delivery and performance by the Transferor of the Basic Documents to which the Transferor is a party, and the consummation of the transactions contemplated in the Basic Documents, do not and will not (i) violate any provision of any Law applicable to the Transferor, the Articles of Incorporation or bylaws of the Transferor or any order, judgment or decree of any court or other agency of government binding on the Transferor,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Transferor, except for such breaches or defaults as individually or collectively will not have a Material Adverse Effect on the Transferor or result in any Lien on the Securities, or (iii) require any approval or consent of any Person under any contractual obligation of the Transferor, except the absence of which will not individually or collectively have a Material Adverse Effect on the Transferor or result in any Lien on the Securities.

                  3.1.4....Enforceability;  Etc. Each of the Basic  Documents to
which the Transferor is a party has been duly executed and delivered by the Transferor and constitutes the legally valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms,
except   as  may   be   limited   by   bankruptcy,   insolvency,   receivership,
conservatorship, liquidation, reorganization, moratorium or similar Laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance Laws) and by general principles of equity.

                  3.1.5....Certain  Regulation of the Transferor. The Transferor
is not an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act.

          Section  3.2......Representations  and Warranties of the Transferor as
to the Securities. The Transferor hereby makes the following representations and warranties to the Trust with respect to the Securities transferred and conveyed to the Trust pursuant hereto as of the Closing Date.

                  3.2.1....Immediately  before the Closing Date,  the Transferor will own the Securities. None of the Securities have been sold, transferred, assigned or pledged by the Transferor except pursuant hereto; at the time of the conveyance of the Securities pursuant hereto, the Transferor had good and marketable title thereto, free of any Adverse Claim.

                  3.2.2....No  effective financing statement or other instrument similar in effect that covers all or part of the Securities, any interest therein or any other asset with respect thereto is on file in any recording office.

                  3.2.3....The  transfer by the  Transferor  to the Trust of the
Securities pursuant hereto constitutes a valid sale, transfer and assignment of all of the Transferor's right, title and interest in, to and under the Securities, which sale, transfer and assignment is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, the Transferor.

          Section  3.3......Covenants  of the Transferor.  The Transferor hereby covenants that:

                  3.3.1....Security   Interests.   Except  for  the  conveyances
hereunder, the Transferor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien or Adverse Claim on any of the Securities or any interest therein.

                  3.3.2....Separate Legal Existence of the Trust. The Transferor
hereby acknowledges that the parties to the Basic Documents are entering into the transactions contemplated thereby in reliance upon the Trust's identity as a legal entity separate from the Transferor and from all other Persons. Therefore, the Transferor shall take such actions as shall be reasonable and within its power to ensure that:

                           3.3.2.1 Except as contemplated in the indemnities contained in the Basic Documents, neither the Transferor nor any Affiliate of the Transferor shall pay the Trust's operating expenses and liabilities, recognizing, however, that certain organizational expenses of the Trust and expenses relating to creation of the Trust and the initial implementation of transactions contemplated by the Basic Documents to occur on the Closing Date have been or shall be paid by the Transferor;

                           3.3.2.2 The Transferor and its Affiliates shall conduct their respective businesses at offices segregated from the offices of the Trust;

                           3.3.2.3 The Transferor and each of its Affiliates shall maintain corporate records and books of account separate from those of the Trust and stationery and other business forms that are separate and distinct from those of the Trust;

                           3.3.2.4 Financial statements of the Transferor and its Affiliates shall not be consolidated to include the Trust or, if such statements are ever required to be consolidated, they shall clearly reflect, whether by disclosure in footnotes or otherwise, that the Trust is a separate entity from the Transferor;

                           3.3.2.5 Except as otherwise provided herein, neither the Transferor nor the Trust is under any obligation at any time to make any capital contribution to the other. General overhead and administrative expenses of the Transferor shall not be charged or otherwise allocated to the Trust and such expenses of the Trust shall not be charged or otherwise allocated to the Transferor, except in each case on arm's-length terms for services rendered;

                           3.3.2.6  The  assets  of  the   Transferor   and  its
         Affiliates shall be maintained in a manner that facilitates their identification and segregation from the Trust Assets;

                           3.3.2.7 The Transferor and each of its Affiliates shall strictly observe corporate and all other formalities in its dealings with the Trust, and funds or other assets of the Trust shall not be commingled with those of the Transferor or any of its Affiliates. Neither the Transferor nor any of its Affiliates shall maintain joint bank accounts with the Trust or other depository accounts with the Trust to which the Transferor or any of its Affiliates has independent access;

                           3.3.2.8 Neither the Transferor nor any of its Affiliates shall, directly or indirectly, name the Trust or enter into any agreement to name the Trust as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Transferor or any of its Affiliates; and

                           3.3.2.9 Except as contemplated in the indemnities contained in the Basic Documents, neither the Transferor nor any of its Affiliates shall hold itself out, or permit itself to be held out, as having agreed to pay or be liable for the debts of the Trust.

                                    ARTICLE 4
                          CONVEYANCE OF THE SECURITIES

          Section 4.1......Conveyance of the Securities. In consideration of the
Trust's delivery to, or upon the order of, the Transferor on the Closing Date all of the Trust Certificates and the Cash Amount, the Transferor hereby sells, transfers, assigns and otherwise conveys to the Trust, as of the Closing Date without recourse, representation or warranty except for those representations and warranties set forth in Section 3.2, all of the Transferors right, title and interest in and to the following, whether now or hereafter existing or in which the Transferor now has or hereafter acquires an interest (the "Assets"):

                  4.1.1....all right, title and interest of the Transferor in the Securities;

                  4.1.2....all  right,  title and  interest  of the  Transferor to receive any payment or other distribution of funds on any of the Securities; and

                  4.1.3....all  Proceeds,  products,  rents,  profits  or any other  distribution  of,  from or in respect of any and all of the foregoing
Assets.

          Section 4.2......Without  Recourse. The representations and warranties contained herein shall not be construed as a warranty or guaranty by the Transferor as to the present value of, or the future payments under, or market performance of, the Securities. The sale of the Securities pursuant hereto shall be without recourse, representation or warranty, except for the express representations, warranties and covenants made by the Transferor herein.

                                    ARTICLE 5
                                 INDEMNIFICATION

          Section  5.1......Indemnities by the Transferor.  Without limiting any other rights that the Trust may have hereunder or under any Law, the Transferor hereby agrees to indemnify the Trust from and against any and all Losses (all the foregoing being collectively referred to as "Indemnified Losses") arising out of or resulting from the default by the Transferor in respect of any of its obligations under or in respect hereof or of any other Basic Document to which it is party or in respect of any of the Securities or otherwise arising out of or resulting from the events or circumstances set forth below in this Section
5.1. Without limiting or being limited by the foregoing, the Transferor shall pay on demand to the Trust any and all amounts reasonably necessary to indemnify the Trust from and against any and all Indemnified Losses relating to or resulting from:

                  5.1.1....the  creation of a Lien on any of the  Securities by or through the  Transferor  (other than Liens created in favor of the Trust);

                  5.1.2....the  failure to vest and maintain in the Trust, or to transfer to the Trust, legal and equitable title to, and ownership of, the Securities transferred and sold by the Transferor hereunder, free and clear of any Lien (other than Liens in favor of the Trust);

                  5.1.3....reliance   on  any   representation  or  warranty  or
statement made by the Transferor (or any of its Officers) under or in connection with this Agreement, any Basic Document to which it is party or in any certificate or report delivered pursuant hereto or thereto which, in either case, shall have been false or incorrect in any material respect when made;

                  5.1.4....the  failure  by the  Transferor  to  comply  with any Law with  respect  to any of the Securities;

                  5.1.5....any failure of the Transferor to perform its duties or obligations hereunder; and

                  5.1.6....the  Transferor's  failure  to pay when due any Taxes payable in connection with the Securities, but excluding any income, franchise or similar taxes imposed or similar tax on the Trust.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Transferor hereby agrees to make the maximum contribution to the payment of Indemnified Losses which is permissible under applicable Law. Notwithstanding anything herein to the contrary, this Section 5.1 shall not be applicable to any Indemnified Loss based upon or arising out of or otherwise attributable to the gross negligence or willful misconduct of the Trust or the Trustee.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

          Section 6.1......Amendment.  This  Agreement  may be amended  from time to time by the written  agreement of the Trust and the Transferor.

          Section  6.2......Notices.  All  demands,  notices and  communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered if sent by facsimile transmission or five days after mailing by certified or registered mail, return receipt requested, to (a) in the case of the Transferor, to [___________], Facsimile No. [_____________],
Attention: [_______________]; and (b) in the case of the Trust, to the Corporate Trust Office or, as to any of such Persons, at such other address as shall be designated by such Person in a written notice to the other Persons.

          Section 6.3......Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms hereof shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms hereof and shall in no way affect the validity or unenforceability of the other provisions of this Agreement.

          Section 6.4......Assignment.  Neither  this  Agreement  nor the rights or obligations  of either of the parties hereto may be assigned or delegated.

          Section  6.5......Further  Assurances.  The  Transferor  and the Trust
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments necessary or reasonably required by the other party hereto or by the Trustee more fully to effect the purposes hereof. Without limiting the generality of the foregoing, the Transferor shall take all action that may be necessary or reasonably required in order to protect transfer made or purported to be made hereby or to enable the Trust to exercise and enforce its remedies hereunder with respect to the Securities.

          Section  6.6......No  Waiver;   Cumulative  Remedies.  No  failure  to
exercise and no delay in exercising, on the part of the Trust, the Trustee or the Transferor, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedied power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative with and not exhaustive of any rights, remedies, powers and privileges provided by any Law.

          Section  6.7......Counterparts.  This Agreement may be executed in any number of counterparts (and by different parties on separate counterparts), each of which so executed shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          Section 6.8......Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as otherwise provided in the preceding sentence, no other Person shall have any right or obligation hereunder.

          Section 6.9......Merger and Integration. Except as specifically stated
otherwise herein, this Agreement and the other Basic Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

          Section 6.10.....Effect of Headings and Table of Contents. The Article
and Section headings and Table of Contents herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section  6.11.....Costs,  Expenses and Taxes. The Transferor agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording hereof or of the other documents to be delivered hereunder, and agrees to hold the Trust harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

          Section 6.12.....Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Trustee, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

          Section  6.13.....Governing  Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          Section  6.14.....Consent to Jurisdiction and Service of Process.  ALL
JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER BASIC DOCUMENT, OR TO ANY OBLIGATIONS HEREUNDER OR
THEREUNDER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE DEPOSITOR AND THE SECURITIZATION TRUST, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

                  6.14.1...ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  6.14.2...WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  6.14.3...AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PERSON AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 6.2; AND

                  6.14.4...AGREES THAT SERVICE AS PROVIDED IN SECTION 6.14.3 ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

          Section  6.15.....Waiver  of Jury Trial.  EACH OF THE  PARTIES  HERETO
HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER BASIC DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each shall continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
6.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO ANY OF THE OTHER BASIC DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO OR THERETO. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.



                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the day and year first above written.

                                PRINCIPAL HEALTH CARE, INC., as the Transferor


                                By: ____________________________________
                                    Name:
                                    Title:


                                By: ____________________________________
                                    Name:
                                    Title:

                                INDEPENDENT DIVESTMENT TRUST

                                By:  Wilmington Trust Company, solely as
                                   Trustee, and not in its individual capacity


                                By: ____________________________________
                                    Name:
                                    Title: